QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.14

CHANGE IN CONTROL AGREEMENT

        THIS AGREEMENT is entered into this            day of June, 2003 by and between AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Company"), and                        (the "Executive"). The Company's Board of Directors (the "Board") has determined that it is in the best interests of the Company and its stockholders to ensure that the Company and its affiliates will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a termination of the Executive's employment in certain circumstances, including following a Change in Control as defined herein. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive's employment in such circumstances and to provide the Executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations who may seek to employ the Executive. In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement with the Executive.

        It is hereby agreed as follows:

        1.    Definitions.    For purposes of this Agreement, the following terms will have the following meanings unless otherwise expressly provided in this Agreement:

  A.
  "Beneficiary" means any individual, trust or other entity named by the Executive to receive the severance payments and benefits payable hereunder in the event of the death of the Executive during the Salary Continuation Period. Executive may designate a Beneficiary to receive such payments and benefits by completing a form provided by the Company and delivering it to the Chairman of the Board of the Company. Executive may change his or her designated Beneficiary at any time (without the consent of any prior Beneficiary) by completing and delivering to the Company a new beneficiary designation form. If a Beneficiary has not been designated by the Executive, or if no designated Beneficiary survives the Executive, then the payment and benefits provided under this Agreement, if any, will be paid to the Executive's estate, which shall be deemed to be Executive's Beneficiary.

  B.
  "Board" means the Board of Directors of the Company.

  C.
  "Cause" means:

  (i)
  the Executive's willful and continued failure to substantially perform the Executive's duties with the Company or its affiliates (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Company which specifically identifies the manner in which the Company believes that the Executive has not substantially performed his or her duties;

  (ii)
  the final conviction of the Executive of, or an entering of a guilty plea or a plea of no contest by the Executive to, a felony; or

  (iii)
  the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

    For purposes of this definition, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without a reasonable belief that the action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board, the instructions of a more senior officer of the Company or the advice of counsel to the Company or its affiliates will be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its affiliates.

  D.
  "Change in Control" means the occurrence of any one of the following events:

  (i)
  any "person" (as defined in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, an underwriter temporarily holding securities pursuant to an offering of such securities, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, directly or indirectly acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 35% of the combined voting power of the Company's then outstanding securities; or

  (ii)
  during any period of not more than two consecutive years, individuals who, at the beginning of such period, constitute the Board and any new directors(other than any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections1(d)(i), 1(d)(iii), or 1(d)(iv) of this Agreement) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

  (iii)
  the stockholders of the Company approve and the Company consummates a merger other than (A) a merger that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company and any Subsidiary, at least 50% of the combined voting power of all classes of stock of the Company or such surviving entity outstanding immediately after such merger or (B) a merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

  (iv)
  the Company consummates a sale of all or substantially all of the assets of the Company or the stockholders of the Company approve a plan of complete liquidation of the Company.

  E.
  "Date of Termination" means the date specified in a Notice of Termination pursuant to paragraph 3 hereof, or the Executive's last date as an active employee of the Company and its affiliates before a termination of employment due to death, Disability or other reason, as the case may be.

  F.
  "Disability" means the Executive's total and permanent disability as defined under the terms of the Company's long-term disability plan in effect on the Date of Termination.

  G.
  "Effective Period" means the 36-month period following any Change in Control.

  H.
  "Good Reason" means, unless the Executive has consented in writing thereto, the occurrence of any of the following:

  (i)
  The assignment to the Executive of any duties inconsistent with the Executive's position, including any change in status, title, authority, duties or responsibilities or any other action which results in a material diminution in such status, title, authority, duties or responsibilities, excluding for this purpose (A) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Executive's employer promptly after receipt of notice thereof given by the Executive; and (B) changes reasonably related to the termination of the Company's registration under Section 12 of the Exchange Act.

  (ii)
  A reduction by the Company or the Executive's employer in the Executive's base salary;

  (iii)
  The relocation of the Executive's office to a location more than fifty (50) miles outside West Des Moines, Iowa;

  (iv)
  Following a Change in Control, unless a plan providing a substantially similar compensation or benefit is substituted, (A) the failure by the Company or any of its affiliates to continue in effect any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating prior to the Change in Control, or (B) the taking of any action by the Company or any of its affiliates which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit; or

  (v)
  Following a Change in Control, the failure of the Company or the affiliate of the Company by which the Executive is employed, or any affiliate whichdirectly or indirectly owns or controls any affiliate by which the Executive is employed, to obtain the assumption in writing of the Company's obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company or such affiliate within 15 days after a reorganization, merger, consolidation, sale or other disposition of assets of the Company or such affiliate.

    For purposes of this Agreement, any determination of "Good Reason" made by the Executive shall be presumed correct unless the Company establishes by clear and convincing evidence that Good Reason does not exist. If the Company contests the Executive's determination, the Company shall nevertheless make the payments as and when prescribed by paragraph 4 of this Agreement upon receipt of a written undertaking by the Executive to repay (without interest and with no collateral) such amounts upon entry of a judgment of a court in which the court determines that Good Reason did not exist or such earlier date as the Company and the Executive may agree. The Company must give the Executive written notice of the Company's intent to contest ("Contest Notice") the Executive's determination of Good Reason within fifteen (15) days after the date of the Executive's Notice of Termination given pursuant to paragraph 3, or it shall be barred from contesting the Executive's determination. If the Company provides a timely Contest Notice, (A) the Executive or the Company may seek a declaratory judgment in any Court of appropriate jurisdiction in the State of Iowa with respect to the presence of Good Reason; and (B) the Executive may suspend or cancel the Notice of Termination, either before or after the Company initiates any declaratory judgment action, pending a final decision.

        2.    Term.    The term ("Term") of this Agreement shall commence on the date first above written (the "Commencement Date") and, unless terminated earlier as provided hereunder, shall continue through December 31, 2004; provided, however, that commencing on January 1, 2005 and each

January 1st thereafter, the term of this Agreement shall automatically be extended for one additional year, unless at least 90 days prior to such January 1st date, the Company shall have given notice that it does not wish to extend this Agreement. Upon the occurrence of a Change in Control during the term of this Agreement, including any extensions thereof, this Agreement shall automatically be extended until the end of the Effective Period and may not be terminated by the Company during such time.

        3.    Notice of Termination.

  A.
  Any termination of the Executive's employment by the Company, or by any affiliate of the Company by which the Executive is employed, for Cause, or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with paragraph 10 of this Agreement. For purposes of this Agreement, a "Notice of Termination" for termination of employment for Cause or for Good Reason means a written notice which (i) is given at least thirty (30) days prior to the Date of Termination; (ii) indicates the specific termination provision in this Agreement relied upon, (iii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iv) specifies the employment termination date; and (v) allows the recipient of the Notice of Termination at least thirty (30) days to cure the act or omission relied upon in the Notice of Termination. The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause will not waive any right of the party giving the Notice of Termination hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

  B.
  A Termination of Employment of the Executive will not be deemed to be for Cause unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in paragraph 1(c) hereof, and specifying the particulars of such conduct.

  C.
  A Termination of Employment of the Executive will not be deemed to be for Good Reason unless the Executive gives the Notice of Termination provided for herein within twelve (12) months after the Executive has actual knowledge of the act or omission of the Company constituting such Good Reason.

  D.
  The provisions of this paragraph 3 shall only apply following a Change in Control.

        4.    Obligations of the Company Upon Termination of Executive's EmploymentFollowing a Change in Control.

  A.
  If, during the Effective Period, the Company terminates the Executive's employment other than for Cause or the Executive terminates employment with the Company for Good Reason, the Company will pay the following to the Executive:

  (i)
  A cash lump sum in the amount of the Executive's annual base salary through the Date of Termination to the extent not theretofore paid;

  (ii)
  A cash lump sum in the amount of the target annual bonus that the Executive would receive for the year in which the Date of Termination occurs, pro-rationed by multiplying such bonus amount by the fraction obtained by dividing the number of days in the year through the Date of Termination by 365;

    (iii)
    Cash in an amount equal to the product of three times the Executive's annual base salary at the greater of (A) the rate in effect at the time Notice ofTermination is given or (B) the rate in effect immediately preceding the Change in Control, payable in equal monthly installments over a period of three years following the Date of Termination (the "Salary Continuation Period");

    (iv)
    A lump sum cash amount equal to the product of three times the target annual cash bonus in effect for the Executive at the time Notice of Termination is given;

    (v)
    The continuation of the provision of health insurance, dental insurance and life insurance benefits for the Salary Continuation Period to the Executive and the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Company as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Period or on the Date of Termination, at the election of the Executive; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility;

  B.
  Any and all amounts paid under this Agreement in the amount of or otherwise in respect of the Executive's annual base salary and bonuses, whether or not deferred under a deferred compensation plan or program, are intended to be and will be "Compensation" for purposes of determining Compensation under any and all retirement plans sponsored or maintained by the Company or by any affiliate controlled by the Company; provided however, to the extent the treatment of such amounts as Compensation under a retirement plan could adversely affect such plan's qualification status, the amount of the benefits under such plan attributable to such potentially disqualifying Compensation shall be paid by the Company and not pursuant to such plan.

  C.
  If the Executive's employment is terminated by reason of the Executive's death or Disability during the Term of this Agreement, this Agreement shall terminate automatically on the date of death or, in the event of Disability, on the Date of Termination. In the event of the Executive's death during the Salary Continuation Period, the severance payments and benefits listed in paragraph 4 of this Agreement will be paid to the Executive's Beneficiary for the remainder of the Salary Continuation Period. If the Executive's employment is terminated by the Company other than for Cause, death or Disability during the term of this Agreement, or if the Executive terminates his employment by the Company other than for death, Disability or Good Reason, this Agreement shall terminate on the Date of Termination.

        5.    Mitigation of Damages.    The Executive will not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. Except as otherwise specifically provided in this Agreement, the amount of any payment provided for under this Agreement will not be reduced by any compensation earned by the Executive as the result of self-employment or employment by another employer or otherwise.

        6.    Stock Options; Stock Appreciation Rights; Stock Bonus; Restricted Stock.    The foregoing benefits are intended to be in addition to the value of any options to acquire common stock of the Company, the exercisability of which is accelerated upon a Change in Control pursuant to the terms of the 1996 American Equity Stock Option Plan or the 2000 Employee Stock Option Plan (the "Stock Plans"); any management subscription rights, the exercisability of which is accelerated upon a Change in Control; any Stock Bonus or restricted stock, the vesting of which is accelerated upon a Change in Control pursuant to the terms of any stock award agreement; and any other incentive or similar plan heretofore or hereafter adopted by the Company.

        7.    Tax Effect.

  A.
  If Independent Tax Counsel determines that any payment or distribution by the Company or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") constitutes a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto)("Parachute Payment") which would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the sum of the Excise Tax, any and all federal, state and local income taxes, Medicare tax and other taxes on such amount, and the excise tax imposed by Section 4999 of the Code on such amount, together with any interest or penalties incurred by the Executive with respect to such income, Medicare and excise taxes.

  B.
  Subject to the provisions of paragraph 7(d) below, all determinations required to be made under this paragraph 7, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, will be made by Independent Tax Counsel which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. For purposes of this paragraph, "Independent Tax Counsel" will mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation tax law, who will be selected by the Company and will be reasonably acceptable to the Executive, and whose fees and disbursements will be paid by the Company.

  C.
  Any Gross-Up Payment will be paid by the Company to the Executive within five days of the Company's receipt of the Independent Tax Counsel's determination. If Independent Tax Counsel determines that no Excise Tax is payable by the Executive, it will furnish the Executive with a written opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's Federal income tax return. If the Executive is subsequently required to make a payment of any Excise Tax, then the Independent Tax Counsel will determine the amount of such additional payment ("Gross-Up Underpayment"), and any such Gross-Up Underpayment will be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Independent Tax Counsel will be paid by the Company.

  D.
  The Executive will notify the Company in writing within 15 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. If the Company notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this paragraph, the Executive will: (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim, and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company will bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and will indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company will control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis, and will indemnify and hold the Executive harmless on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

  E.
  If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 7(d)(iv), the Executive becomes entitled to receive any refund with respect to such claim, the Executive will, within 10 days of receipt thereof, pay to the Company the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto. If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 7(d)(iv), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        8.    Confidential Information; Non-solicitation.    For the Term of this Agreement and any Salary Continuation Period, the Executive covenants and agrees as follows: (a) to hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret, proprietary or confidentialmaterial, knowledge, data or any other information relating to the Company or any of its affiliated companies and their respective businesses ("Confidential Information"), which has been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and that has not been, is not now and hereafter does not become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement), and will not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it; the Executive further agrees to return to the Company any and all records and documents (and all copies thereof) and all other property belonging to the Company or relating to the Company, its affiliates or their businesses, upon termination of Executive's employment with the Company and its affiliates; and, (b) not to solicit or entice any other employee of the Company or its affiliates to leave the Company or its affiliates to go to work for any other business or organization which is in direct or indirect competition with the Company or any of its affiliates, nor request or advise a customer or client of the Company or its affiliates to curtail or cancel such customer's business relationship with the Company or its affiliates.

        9.    Rights and Remedies Upon Breach.

  A.
  The Executive hereby acknowledges and agrees that the provisions contained in paragraph 8 of this Agreement (the "Restrictive Covenants") are reasonable and valid in duration and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants will not thereby be affected and will be given full effect without regard to the invalid portions.

  B.
  If the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company will have the following rights and remedies, each of which rights and remedies will be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

    (i)
    Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

    (ii)
    Accounting. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

    (iii)
    Cessation of Severance Benefits. The right and remedy to cease any further severance, benefit or other compensation payments under this Agreement to the Executive or the Executive's Beneficiary from and after the commencement of such breach by the Executive.

  C.
  The provisions of this subparagraph 9(c) shall apply to any dispute relating to this Agreement and not governed by subparagraph 9(b).

  (i)
  Neither the Company nor the Executive may commence any action in any court until the parties have either participated in non-binding mediation under the auspices of an independent mediator, or (if the dispute involves a Notice of Termination or Contest Notice) more than sixty (60) days have elapsed after the date of any applicable Notice of Termination or Contest Notice. Either party may initiate mediation procedures by sending the other party a list of three (3) mediators selected from Blair's ADR List (www.adrlist.com), from which list the receiving party shall designate one person to serve as mediator. The mediation process shall be subject to the customary agreements and confidentiality utilized by members of Blair's ADR List. The cost of mediation shall be borne by the Company.

  (ii)
  Upon expiration of the time periods prescribed in (i) above, either party may commence action in either the state or Federal courts of the State of Iowa, but not elsewhere. In any such action, (A) each party hereby waives a jury trial; and (B) each party waives any rights to punitive or exemplary damages.

  (iii)
  The Company agrees to reimburse the Executive for one-half of the reasonable attorneys fees incurred and paid by the Executive in connection with any dispute relating to this Agreement, but only to the extent such fees do not exceed the lesser of (A) a reasonable hourly rate or (B) $225 per hour; provided, however, that if the Executive prevails in any action and is awarded an amount exceeding 125% of the amount offered to the Employee by the Company prior to the commencement of the action, the Company shall reimburse the Executive for 100% of such fees.

        10.    Notices.    Any notice provided for in this Agreement will be given in writing and will be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, on the date of actual receipt thereof. Notices will be properly addressed to the parties at their respective addresses set forth below or to such other address as either party may later specify by notice to the other in accordance with the provisions of this paragraph:

  If to the Company:

  AMERICAN EQUITY INVESTMENT LIFE HOLDING CO.
  5000 Westown Parkway
  West Des Moines, IA 50266
  Attention: Chairman of the Board

  If to the Executive:

        11.    Entire Agreement.    This Agreement contains the entire agreement between theparties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, any and all prior employment or severance agreements and related amendments entered into between the Company and the Executive; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason. Furthermore, the severance payments and benefits provided for under this Agreement are separate and apart from and, to the extent they are actually paid, will be in lieu of any payment under any policy of the Company or any of its affiliates regarding severance payments generally.

        12.    Waivers and Amendments.    This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        13.    Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the state of Iowa (without giving effect to the choice of law provisions thereof), where the employment of the Executive will be deemed, in part, to be performed, and enforcement of this Agreement or any action taken or held with respect to this Agreement will be taken in the courts of appropriate jurisdiction in Iowa.

        14.    Assignment.    This Agreement, and any rights and obligations hereunder, may not be assigned by the Executive and may be assigned by the Company only to any successor in interest, whether by merger, consolidation, acquisition or the like, or to purchasers of substantially all of the assets of the Company.

        15.    Binding Agreement.    This Agreement will inure to the benefit of and be binding upon the Company and its respective successors and assigns and the Executive and his legal representatives.

        16.    Counterparts.    This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same instrument.

        17.    Headings.    The headings in this Agreement are for reference purposes only andwill not in any way affect the meaning or interpretation of this Agreement.

        18.    Authorization.    The Company represents and warrants that the Board of Directors of the Company has authorized the execution of this Agreement.

        19.    Validity.    The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

        20.    Tax Withholding.    The Company will have the right to deduct from all benefitsand/or payments made under this Agreement to the Executive any and all taxes required by law to be paid or withheld with respect to such benefits or payments.

        21.    No Contract of Employment.    Nothing contained in this Agreement will be construed as a contract of employment between the Company or any of its affiliates and the Executive, as a right of the Executive to be continued in the employment of the Company or any of its affiliates, or as a limitation of the right of the Company or any of its affiliates to discharge the Executive with or without cause.

        IN WITNESS WHERE the parties have executed this Agreement as of the date first above written.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY		EXECUTIVE
By:	D.J. Noble, Chairman, CEO and President

QuickLinks

CHANGE IN CONTROL AGREEMENT